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                                                                 Exhibit 23.1

INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in Registration Statements No. 33-79010, No. 333-1268, No. 333-09785, No. 333-35505, No. 333-35507 and No.
333-87334 of OrthoLogic Corp. on Forms S-8 and Registration Statements No. 33-82050, No. 333-1558 and No. 333-62321 of OrthoLogic Corp. on Forms S-3 of our report dated March 15, 2004 appearing in this Annual Report on Form 10-K of OrthoLogic Corp. for the year ended December 31, 2003.



/s/ Deloitte & Touche LLP


Phoenix, Arizona
March 15, 2004